Exhibit 99.1

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations and Enterprise Communications
217.788.5144
investorrelations@horacemann.com

Horace Mann names industry veteran Stephen J. McAnena to newly created role of Executive Vice President and Chief Operating Officer
Former Farmers Insurance President of Personal Lines brings deep industry knowledge, strong leadership abilities and proven operating expertise to Horace Mann’s corporate leadership team to further support growth momentum

Springfield, Ill, Apr. 11, 2023 – Horace Mann Educators Corporation (NYSE: HMN) today announced it has named Stephen J. McAnena as Executive Vice President and Chief Operating Officer effective May 8, 2023. In this role, McAnena will work closely with Marita Zuraitis, Horace Mann’s President and Chief Executive Officer, to execute the next phase of the company’s strategic journey, continuing to advance Horace Mann’s vision to be the company of choice to provide insurance and financial solutions for educators and others who serve their communities.
McAnena most recently served as President of Personal Lines and earlier President of Distribution, Life and Financial Services for Farmers Insurance® and previously was with Liberty Mutual Group for more than 25 years. In these roles, Steve and his team helped drive sustained, profitable growth through multiple distribution outlets with a strong passion for people development.
“Steve is an accomplished leader with an outstanding track record of driving strategic outcomes that enhance value,” Zuraitis commented. “We are excited to welcome Steve to the Horace Mann team. We are confident he will help us map out strategies to build on our growing momentum in household acquisition and support market share expansion. To help further cement our position as the leading provider of education market solutions, his initial focus will be on retail market opportunities.”
McAnena said, “In getting to know the Horace Mann team, their commitment to helping educators achieve a lifetime of financial success while creating value for all stakeholders was inspirational. I look forward to working with this talented team to bring more of Horace Mann’s solutions to more educators and contributing to the achievement of Horace Mann’s long-term objectives.”
About Stephen J. McAnena
McAnena, age 51, was most recently with Farmers Insurance where he was President of Distribution, Life and Financial Services from 2019 to 2022 and President of Personal Lines since 2022. He also held numerous roles at Liberty Mutual over 25 years, including serving as President of Business Insurance, President of Liberty Mutual Benefits, President of Liberty Mutual Personal Lines Distribution and Personal Lines Chief Product Officer. McAnena is an Associate of the Casualty Actuarial Society and holds a BBA degree in Actuarial Science from Temple University in Philadelphia.

About Horace Mann
Horace Mann Educators Corporation is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educator community. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
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